Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-225086, 333-230577) of Genocea Biosciences, Inc.

(2)
Registration Statements (Form S-8 Nos. 333-230062, 333-223129, 333-216183, 333-209576, 333-202333 and 333-197127) pertaining to the Amended and Restated 2014 Equity Incentive Plan of Genocea Biosciences, Inc.,

(3)
Registration Statement (Form S-8 No. 333-226655) pertaining to the Amended and Restated 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan, as amended, and common stock issuable pursuant to Narinderjeet Singh Inducement Stock Option Agreement of Genocea Biosciences, Inc.,

(4)	Registration Statement (Form S-8 No. 333-194021) pertaining to the Amended and Restated 2007 Equity Incentive Plan and 2014 Equity Incentive Plan of Genocea Biosciences, Inc., and

of our report dated February 13, 2020, with respect to the consolidated financial statements of Genocea Biosciences, Inc. included in this Annual Report (Form 10-K) of Genocea Biosciences, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 13, 2020